APOLLO

Apollo Realty Income Solutions, Inc. Subscription Agreement

(1) YOUR INVESTMENT

A. Investment

Investment Amount $ ☐ Initial Investment ($2,500 minimum initial investment) ☐ Subsequent Purchase ($500 minimum per transaction)

B. Investment Method

☐ By wire: Please wire funds according to the instructions below.
Name: Apollo Realty Income Solutions, Inc.
Bank Name: UMB Bank, N.A.
ABA: 1010-0069-5
DDA: 9872586654

☐ By mail: Attach a check to this Subscription Agreement. Make all checks payable to: Apollo Realty Income Solutions, Inc.*

☐ Broker-Dealer/Registered Investment Advisor will make payment on your behalf

** Cash, cashier's checks/official bank checks, temporary checks, foreign checks, money orders, third party checks, or traveler's checks are not accepted.*

C. Share Class Selection *(required)*

☐ **SHARE CLASS S** ☐ **SHARE CLASS I** ☐ **SHARE CLASS A-I****

☐ **SHARE CLASS D** ☐ **SHARE CLASS F-I**** ☐ **SHARE CLASS A-III****

*** Available through designated intermediaries as described in the Prospectus.*

(2) OWNERSHIP TYPE
(Select Only One)

Taxable Account Type

Brokerage Account Number

☐ Individual or Joint Tenant With Rights of Survivorship
☐ Transfer on Death *(Optional Designation. See Section 3.C)*
☐ Tenants in Common
☐ Community Property
☐ Uniform Gift/Transfer to Minors
State of
☐ Trust *(Include Certification of Investment Powers Form)*
☐ Corporation/Partnership/Other
(Corporate Resolution or Partnership Agreement Required)
☐ Estate

Non-Taxable Account Type

Custodian Account Number

☐ IRA
☐ Roth IRA
☐ SEP IRA
☐ Simple IRA
☐ Pension/Profit Sharing Plan *(Include Certification of Investment Powers Form)*
☐ 401K
☐ Rollover IRA
☐ Inherited IRA
☐ Other

Custodian Information *(To Be Completed By Custodian)*

Custodian Name
Custodian Tax ID #
Custodian Phone #

Custodian Stamp Here

Entity Name – Retirement Plan/Trust/Corporation/Partnership/Other

Trustee(s) and/or authorized signatory(s) information MUST be provided in Sections 3.A and 3.B

Entity Name | Tax ID Number | Date of Trust | Exemptions *(See Form W-9 instructions at www.irs.gov)*

Entity Address

Entity Type *(Select one. Required)*

☐ *Retirement Plan* ☐ Trust ☐ S-Corp ☐ C-Corp ☐ LLC ☐ Partnership ☐ Other

Jurisdiction (if Non-U.S.) Exempt payee code (if any) Exemption from FATCA reporting code *(if any)*

(Attach a completed applicable Form W-8)

The undersigned hereby tenders this Subscription Agreement and applies for the purchase of the dollar amount of shares of common stock (the "Shares") of Apollo Realty Income Solutions, Inc. ("ARIS") set forth below. ARIS is externally managed by its adviser, ARIS Management, LLC, which is an affiliate of the sponsor, Apollo Global Management, Inc. (together with its subsidiaries, "Apollo").

APOLLO

Apollo Realty Income Solutions, Inc. Subscription Agreement

(3) INVESTOR INFORMATION

A. Investor Name *(Investor/Trustee/Executor/Authorized Signatory Information)*

*(Residential street address **MUST** be provided. See Section 4 if mailing address is different than residential street address.)*

FIRST NAME | (MI) | LAST NAME

SOCIAL SECURITY NUMBER/TAX ID | DATE OF BIRTH (MM/DD/YYYY) | DAYTIME PHONE NUMBER

RESIDENTIAL STREET ADDRESS | CITY | STATE | ZIP

EMAIL ADDRESS

If you are a non-U.S. citizen, please specify your country of citizenship (*required*):

☐ Resident Alien ☐ Non-Resident Alien *(Attach a completed Form W-8BEN, Rev. Oct. 2021)*

Country of Citizenship

If you are an Apollo employee, officer, director, affiliate, or an Immediate Family Member thereof,[1] please select one below *(required)*:

☐ Apollo employee or Immediate Family Member ☐ ARIS officer or director or Immediate Family Member ☐ Apollo affiliate or Immediate Family Member ☐ Not Applicable

B. Co-Investor Name *(Co-Investor/Co-Trustee/Co-Executor/Co-Authorized Signatory Information, if applicable.)*

(Residential street address **MUST** be provided. See Section 4 if mailing address is different than residential street address.)

FIRST NAME | (MI) | LAST NAME

SOCIAL SECURITY NUMBER/TAX ID | DATE OF BIRTH (MM/DD/YYYY) | DAYTIME PHONE NUMBER

RESIDENTIAL STREET ADDRESS | CITY | STATE | ZIP

EMAIL ADDRESS

If you are a non-U.S. citizen, please specify your country of citizenship (*required*):

☐ Resident Alien ☐ Non-Resident Alien *(Attach a completed Form W-8BEN, Rev. Oct. 2021)*

Country of Citizenship

If you are an Apollo employee, officer, director, affiliate, or an Immediate Family Member thereof,[1] please select one below *(required)*:

☐ Apollo employee or Immediate Family Member ☐ ARIS officer or director or Immediate Family Member ☐ Apollo affiliate or Immediate Family Member ☐ Not Applicable

C. Transfer on Death Beneficiary Information

(Individual or Joint Account with rights of survivorship only.) Not available for Louisiana residents. (Beneficiary Date of Birth required. Whole percentages only; must equal 100%.)

FIRST NAME	(MI)	LAST NAME	SSN	DATE OF BIRTH (MM/DD/YYYY)	☐ PRIMARY ☐ SECONDARY	%
					☐ PRIMARY ☐ SECONDARY	%
					☐ PRIMARY ☐ SECONDARY	%
					☐ PRIMARY ☐ SECONDARY	%
					☐ PRIMARY ☐ SECONDARY	%

Custodian/Guardian (required for a minor Beneficiary, cannot be same as Investor or Co-Investor):

1 "Immediate Family Member" means the child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, or mother-, father-, son-, daughter-, brother-, or sister in-law of an officer or director, and includes adoptive relationships.

(4) CONTACT INFORMATION
(If different than provided in Section 3.A)

EMAIL ADDRESS

MAILING STREET ADDRESS	CITY	STATE	ZIP

(5) INTERESTED PARTY INFORMATION
(For mailed statements)

FIRST NAME	(MI)	LAST NAME	DAYTIME PHONE NUMBER

RESIDENTIAL STREET ADDRESS	CITY	STATE	ZIP

(6) SELECT HOW YOU WANT TO RECEIVE YOUR DISTRIBUTIONS
(Select only one)

Please read entire section carefully.

A. If you are **NOT** a resident of **Alabama, Arkansas, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Minnesota, Mississippi, Nebraska, New Jersey, North Carolina, Ohio, Oregon, Tennessee, Vermont or Washington,** you are automatically enrolled in our Distribution Reinvestment Plan. If you do **NOT** wish to be enrolled in our Distribution Reinvestment Plan, and you instead elect to receive cash distributions, check this box and complete the information in Section 6.B: ☐

If you are a resident of any of the states listed above, you are **NOT** automatically enrolled in our Distribution Reinvestment Plan. If you wish to enroll in our Distribution Reinvestment Plan, check this box: ☐

You will receive cash distributions if you are **NOT** enrolled in the Distribution Reinvestment Plan. If you are **NOT** enrolled in the Distribution Reinvestment Plan, please complete Section 6.B to indicate how you prefer to receive your cash distributions.

B. Complete the section below **ONLY** if you are **NOT** participating in the Distribution Reinvestment Plan and you instead have elected above to receive cash distributions.

For Custodial held accounts, if you elect cash distributions the funds must be sent to the Custodian.

1. ☐ Cash/Check Mailed to the address set forth above *(Available for Non-Custodial Investors only.)*

2. ☐ Cash/Check Mailed to Third Party/Custodian *(Available for Non-Custodial Investors only.)*

NAME/ENTITY NAME/FINANCIAL INSTITUTION	MAILING ADDRESS

CITY	STATE	ZIP	ACCOUNT NUMBER *(Required)*

3. ☐ Cash/Direct Deposit Attach a pre-printed voided check. *(Available for Non-Custodial Investors only.)*

I authorize Apollo Realty Income Solutions, Inc. or its agent to deposit my distribution into my checking or savings account. This authority will remain in force until I notify Apollo Realty Income Solutions, Inc. in writing to cancel it. In the event that Apollo Realty Income Solutions, Inc. deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

FINANCIAL INSTITUTION NAME	MAILING ADDRESS	CITY	STATE	ZIP

YOUR BANK'S ABA ROUTING NUMBER	YOUR BANK ACCOUNT NUMBER

PLEASE ATTACH A PRE-PRINTED VOIDED CHECK

(7)

ELECTRONIC DELIVERY FORM
(Optional)

Instead of receiving paper copies of the prospectus, prospectus supplements, annual reports, proxy statements, and other stockholder communications and reports, you may elect to receive electronic delivery of stockholder communications from Apollo Realty Income Solutions, Inc. If you would like to consent to electronic delivery, including pursuant to email, please check the box below for this election.

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and statement notifications. By consenting below to electronically receive stockholder communications, including your account-specific information, you authorize said offering(s) to either (i) email stockholder communications to you directly or (ii) make them available on our website and notify you by email when and where such documents are available.

You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials.

By consenting to electronic access, you will be responsible for your customary internet service provider charges and may be required to download software in connection with access to these materials.

Please initial to consent to electronic delivery ☐

EMAIL (If blank, the email provided in Section 4 or Section 3.A will be used.)

(8)

SUBSCRIBER SIGNATURES

Apollo Realty Income Solutions, Inc. is required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to establish the account. Required information includes name, date of birth, permanent residential address and social security/taxpayer identification number. We may also ask to see other identifying documents. If you do not provide the information, Apollo Realty Income Solutions, Inc. may not be able to open your account. By signing this Subscription Agreement, you agree to provide this information and confirm that this information is true and correct. If we are unable to verify your identity, or that of another person(s) authorized to act on your behalf, or if we believe we have identified potentially criminal activity, we reserve the right to take action as we deem appropriate which may include closing your account.

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make the representations on your behalf. In order to induce Apollo Realty Income Solutions, Inc. to accept this subscription, I hereby represent and warrant to you as follows:

8.A. Please Note: All Items in this Section 8.A. must be read and initialed	INVESTOR	CO-INVESTOR
I have received a copy of the final Prospectus.	INITIALS	INITIALS
I have (i) a minimum net worth (not including home, home furnishings and personal automobiles) of $250,000, or (ii) a minimum net worth (as previously described) of $70,000 and a minimum annual gross income of $70,000.	INITIALS	INITIALS
In addition to the general suitability requirements described above, I meet the higher suitability requirements, if any, imposed by my state of primary residence as set forth in the Prospectus under "SUITABILITY STANDARDS."	INITIALS	INITIALS
I acknowledge that there is no public market for the Shares and, thus, my investment in Shares is not liquid.	INITIALS	INITIALS
I acknowledge that the Shares have not been registered and are not expected to be registered under the laws of any country or jurisdiction outside of the United States except as otherwise described in the Prospectus.	INITIALS	INITIALS
I am purchasing the Shares for my own account.	INITIALS	INITIALS
I understand that the transaction price per Share at which my investment will be executed will be made available on Apollo Realty Income Solutions, Inc.'s website at www.gwms.apollo.com/realtyincomesolutions and in a prospectus supplement filed with the SEC, available at www.sec.gov.	INITIALS	INITIALS
I understand that my subscription request will not be accepted before the later of (i) two business days before the first business day of the month and (ii) three business days after the transaction price is made available. I understand that I am not committed to purchase Shares at the time my subscription order is submitted and I may cancel my subscription at any time before the time it has been accepted as described in the previous sentence. I understand that I may withdraw my purchase request by notifying the transfer agent, through my financial intermediary or directly on Apollo Realty Income Solutions, Inc.'s toll-free, automated telephone line, (888) 926-2688.	INITIALS	INITIALS

(8)

SUBSCRIBER SIGNATURES
(Continued)

INVESTOR / CO-INVESTOR

8.B. If you live in any of the following states, please read the following carefully: Alabama, Arkansas, California, Idaho, Iowa, Kansas, Kentucky, Maine, Maryland, Massachusetts, Minnesota, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, North Carolina, Ohio, Oregon, Puerto Rico, Tennessee, Vermont, and Washington. For the purpose of the suitability standards below, unless otherwise indicated, (i) "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments and (ii) "direct participation programs" means REITs, business development companies, oil and gas programs, equipment leasing programs, and commodity pools, but excludes federal and state exempt private offerings and any investment company registered pursuant to the Investment Company Act of 1940, as amended.

INITIALS ______ INITIALS ______

If I am **NOT** a resident of **Alabama, Arkansas, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Minnesota, Mississippi, Nebraska, New Jersey, North Carolina, Ohio, Oregon, Tennessee, Vermont, or Washington,** I acknowledge that I will be automatically enrolled in the Distribution Reinvestment Plan unless I elect in Section 6 of this Subscription Agreement to receive my distributions in cash.

INITIALS ______ INITIALS ______

If I am an **Alabama** resident, I have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000 or (b) a net worth of at least $350,000. In addition, my aggregate investment in Apollo Realty Income Solutions, Inc. and other non-traded direct participation programs shall not exceed 10% of my liquid net worth at the time of investment in Apollo Realty Income Solutions, Inc. This concentration limit does not apply to investments made through the Distribution Reinvestment Plan nor to an investor who is an "accredited investor" as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended. For purposes of Alabama's suitability standard, "liquid net worth" is defined as that portion of net worth consisting of cash, cash equivalents, and readily marketable securities.

INITIALS ______ INITIALS ______

If I am a **California** resident, I have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000 or (b) a net worth of at least $350,000. In addition, if I am not an "accredited investor" as defined in Regulation D under the Securities Act, as amended, my investment in Apollo Realty Income Solutions, Inc. may not exceed 10% of my liquid net worth.

INITIALS ______ INITIALS ______

If I am an **Idaho** resident, I have either (a) a minimum annual gross income of $100,000 and a minimum net worth of $100,000; or (b) a minimum net worth of $350,000.

INITIALS ______ INITIALS ______

If I am an **Iowa** resident, I have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $350,000. In addition, if I am not an accredited investor as defined in Regulation D under the Securities Act of 1933, as amended, my aggregate investment in this offering and in the securities of other non-publicly traded real estate investment trusts (REITs) may not exceed 10% of my net worth.

INITIALS ______ INITIALS ______

If I am a **Kansas** resident, I understand that the Securities Commissioner of Kansas recommends that Kansas investors limit their aggregate investment in Apollo Realty Income Solutions, Inc. and other similar investments to not more than 10% of their liquid net worth.

INITIALS ______ INITIALS ______

If I am a **Kentucky** resident, my investment in Apollo Realty Income Solutions, Inc. and its affiliated non-publicly traded REITs may not exceed 10% of my liquid net worth.

INITIALS ______ INITIALS ______

If I am a **Maine** resident, I acknowledge that the Maine Office of Securities recommends that my aggregate investment in this offering and other similar direct participation investments not exceed 10% of my liquid net worth.

INITIALS ______ INITIALS ______

If I am a **Massachusetts** resident, I have (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000; or (b) a minimum liquid net worth of $350,000. In addition, the total investment in us, our affiliates and other non-publicly traded direct investment programs (including REITs, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed 10% of an investor's liquid net worth. For purposes of Massachusetts' suitability standard, "liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that consists of cash, cash equivalents and readily marketable securities.

INITIALS ______ INITIALS ______

If I am a **Missouri** resident, my investment in Apollo Realty Income Solutions, Inc. may not exceed 10% of my liquid net worth.

INITIALS ______ INITIALS ______

If I am a **Nebraska** resident, and I am not an "accredited investor" as defined in Regulation D under the Securities Act of 1933, as amended, my aggregate investment in this offering and in the securities of other non-publicly traded REITs may not exceed 10% of my net worth.

INITIALS ______ INITIALS ______

If I am a **New Jersey** resident, I have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. In addition, my total investment in Apollo Realty Income Solutions, Inc., and its affiliates, and other non-publicly traded direct investment programs (including REITs, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of my liquid net worth. For purposes of New Jersey's suitability standard, "liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities.

INITIALS ______ INITIALS ______

(8)

SUBSCRIBER SIGNATURES
(Continued)

New Jersey investors are advised that Class S and Class D shares are subject to upfront selling commissions, a stockholder servicing fee, and/or a dealer manager fee. Because the purchase price for the Class S and Class D shares is the transaction price plus applicable upfront fees, the upfront fees may reduce such share's purchase price that is available to Apollo Realty Income Solutions, Inc. for investment and other capital needs. Also, the stockholder servicing fees may reduce the amount of distributions, and the fees could result in a reduction in the NAV of the Class S and Class D shares if distributions are declared in an amount less than the stockholder servicing fees.

	INVESTOR	CO-INVESTOR
If I am a **New Mexico** resident and I am not an "accredited investor" as defined by Rule 501(a) of Regulation D under the Securities Act of 1933, as amended, I must limit my investment in Apollo Realty Income Solutions, Inc., its affiliates and other non-traded REITs to 10% of my liquid net worth.	*INITIALS*	*INITIALS*
If I am an **Ohio** resident, my investment in Apollo Realty Income Solutions, Inc. and other non-traded real estate investment programs may not exceed 10% of my liquid net worth. For purposes of Ohio's suitability standard, "liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities. This condition does not apply, directly or indirectly, to federally covered securities. This condition also does not apply to purchasers who meet the definition of an accredited investor as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended.	*INITIALS*	*INITIALS*
If I am an **Oregon** resident and I am not an "accredited investor" as defined by Regulation D under the Securities Act of 1933, as amended, my investment in Apollo Realty Income Solutions, Inc. may not exceed 10% of my liquid net worth. For purposes of Oregon's suitability standard, "liquid net worth" is defined as an investor's total assets (excluding home, home furnishings, and automobiles) minus total liabilities.	*INITIALS*	*INITIALS*
If I am a **Puerto Rico** resident, my investment in Apollo Realty Income Solutions, Inc, its affiliates and other non-traded REITs may not exceed 10% of my liquid net worth. For purposes of Puerto Rico's suitability standard, "liquid net worth" is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.	*INITIALS*	*INITIALS*
If I am a **Tennessee** resident and I am not an "accredited investor" as defined in 17 C.F.R. § 230.501, my investment in Apollo Realty Income Solutions, Inc. may not exceed 10% of my net worth.	*INITIALS*	*INITIALS*
If I am a **Vermont** resident and I am not an "accredited investor" as defined in 17 C.F.R. § 230.501, my investment in this offering may not exceed 10% of my liquid net worth. If I am an "accredited investor" as defined in 17 C.F.R. § 230.501, I am not subject to the limitation described in this paragraph. For purposes of Vermont's suitability standard, "liquid net worth" is defined as an investor's total assets (not including home, home furnishings, or automobiles) minus total liabilities.	*INITIALS*	*INITIALS*
If I am a **Washington** resident, I have either (a) a minimum of $100,000 annual gross income and a net worth of $100,000; or (b) a minimum net worth of $350,000. In addition, my aggregate investment in Apollo Realty Income Solutions, Inc. and other non-traded direct participation programs shall not exceed 10% of my liquid net worth at the time of investment in Apollo Realty Income Solutions, Inc. This concentration limit does not apply to investments made through the Distribution Reinvestment Plan nor to an investor who is an "accredited investor" as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended. For purposes of Washington's suitability standard, "liquid net worth" is defined as that portion of net worth consisting of cash, cash equivalents, and readily marketable securities.	*INITIALS*	*INITIALS*

For purposes of the acknowledgments above, an affiliate of Apollo Realty Income Solutions, Inc. shall mean (i) any person or entity directly or indirectly owning, controlling or holding, with the power to vote, 10% or more of the outstanding voting securities of Apollo Realty Income Solutions, Inc.; (ii) any person or entity 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by Apollo Realty Income Solutions, Inc.; (iii) any person or entity directly or indirectly controlling, controlled by or under common control with Apollo Realty Income Solutions, Inc., including any partnership in which Apollo Realty Income Solutions, Inc. is a general partner; and (iv) any executive officer, director, trustee or general partner of Apollo Realty Income Solutions, Inc.

In the case of sales to fiduciary accounts, the minimum standards above shall be met by the beneficiary, the fiduciary, account, or, by the donor or grantor, who directly or indirectly supplies the funds to purchase the shares if the donor or grantor is the fiduciary.

I declare that the information supplied above is true and correct and may be relied upon by Apollo Realty Income Solutions, Inc. I acknowledge that the Broker-Dealer/Registered Investment Advisor (Broker-Dealer/Registered Investment Advisor of record) indicated in Section 9 of this Subscription Agreement and its designated clearing agent, if any, will have full access to my account information, including the number of shares I own, tax information (including the Form 1099) and redemption information. Investors may change the Broker-Dealer/Registered Investment Advisor of record at any time by contacting Apollo Realty Income Solutions, Inc. at the number indicated below.

(8)

SUBSCRIBER SIGNATURES
(Continued)

SUBSTITUTE IRS FORM W-9 CERTIFICATIONS (required for U.S. investors)**:**

Under penalties of perjury, I certify that:

(1) The number shown on this Subscription Agreement is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and

(2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

(3) I am a U.S. citizen or other U.S. person (including a resident alien) (defined in IRS Form W-9); and

(4) The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

(MUST BE SIGNED BY CUSTODIAN OR TRUSTEE IF PLAN IS ADMINISTERED BY A THIRD PARTY)

SIGNATURE OF INVESTOR	DATE	SIGNATURE OF CO-INVESTOR OR CUSTODIAN (If applicable)	DATE

(9a)

REGISTERED REPRESENTATIVE
(Please complete ONLY if you are a Registered Representative otherwise skip to Section 9b.)
BROKER DEALER
(Required information for sales made directly through a broker dealer. If the shares are being purchased through an RIA, please complete Section 9b instead.)

Please note that unless previously agreed to in writing by Apollo Realty Income Solutions, Inc., all sales of securities must be made through a Broker-Dealer or an RIA. This Section 9a must be completed for shares being purchased directly through a broker dealer. If the shares are being purchased through a Registered Investment Advisor, please complete Section 9b of this Subscription Agreement instead.

The Registered Representative must sign below to complete the order. Registered Representative hereby warrants that he/she is duly licensed and may lawfully sell shares in the state designated as the investor's legal residence.

BROKER DEALER ____________________ REGISTERED REP ____________________

ADVISOR MAILING ADDRESS ____________________

CITY ____________________ STATE __________ ZIP __________

FIRM CRD NUMBER ____________________ REP NUMBER __________ TELEPHONE NUMBER __________

E-MAIL ADDRESS ____________________ FAX NUMBER ____________________

OPERATIONS CONTACT NAME ____________________ OPERATIONS CONTACT E-MAIL ADDRESS ____________________

The undersigned confirm(s), which confirmation is made on behalf of the Broker-Dealer with respect to sales of securities made through a Broker-Dealer, that they (i) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) have discussed such investor's prospective purchase of Shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the Shares; (iv) have delivered or made available a current Prospectus and related supplements, if any, to such investor; (v) have reasonable grounds to believe that the investor is purchasing these Shares for his or her own account; (vi) have reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto; and (vii) have advised such investor that the Shares have not been registered and are not expected to be registered under the laws of any country or jurisdiction outside of the United States except as otherwise described in the Prospectus. The undersigned Registered Representative represents and certifies that, if the investor is a "retail customer" as defined in Regulation Best Interest, (i) the undersigned has a reasonable basis to believe that (a) a purchase of Shares would be in the best interest of the investor based upon the investor's investment profile and the potential risks, rewards, and costs associated with such an investment and (b)(i) the undersigned has not placed its interests or those of the Registered Representative ahead of the interest of the investor in recommending such investment and (ii) undersigned and the Registered Representative have complied with any applicable enhanced standard of conduct, including but not limited to, the other requirements of Regulation Best Interest in relation to the proposed purchase of Shares. The undersigned Registered Representative further represents and certifies that, in connection with this subscription for Shares, he or she has complied with and has followed all applicable policies and procedures under his or her firm's existing Anti-Money Laundering Program and Customer Identification Program.

THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS HEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND.

REGISTERED REP SIGNATURE	DATE	BRANCH MANAGER SIGNATURE (If required by Broker-Dealer)	DATE

(9b)

INVESTMENT ADVISOR REPRESENTATIVE/ RIA INFORMATION
(Required information for sales made through an RIA. If the shares are being purchased directly through a broker dealer, please complete Section 9a instead.)

The Investment Advisor Representative ("Representative"), on behalf of the Representative and the Registered Investment Advisor firm ("RIA"), must sign below to complete the order. A principal or other authorized signatory of RIA must also sign if required by RIA. Representative hereby warrants that Representative is duly licensed and authorized to execute this Subscription Agreement on behalf of Representative and RIA, and may lawfully provide investment advice regarding the shares in the state designated as the investor's legal residence.

RIA FIRM	INVESTMENT ADVISOR REPRESENTATIVE NAME	
MAILING ADDRESS		
CITY	STATE	ZIP
IARD NUMBER (if known)	RIA NUMBER	TELEPHONE NUMBER
E-MAIL ADDRESS	FAX NUMBER	
OPERATIONS CONTACT NAME	OPERATIONS CONTACT E-MAIL ADDRESS	

The undersigned confirm by their signature, on behalf of the Representative and RIA, that Representative and RIA: (i) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) have verified, if other than individual ownership, that the individual executing on behalf of the investor is properly authorized and identified; (iii) have discussed such investor's prospective purchase of shares with such investor; and (iv) have advised such investor of all pertinent facts with regard to the liquidity and marketability of the shares.

The Representative and RIA are not authorized or permitted to give, and represents that they have not given to a prospective investor, any information or any representation concerning the shares except (i) as set forth in the prospectus, as amended and supplemented, and (ii) any sales literature which has been approved in advance in writing by ARIS (such information, the "Supplemental Information"). The Representative represents that Representative has not used or will not use any unapproved materials related to ARIS. The Representative has delivered a copy of the prospectus, and all amendments and supplements thereto, to each investor to whom an offer is made prior to or simultaneously with the first solicitation and that investor received such documentation at least five (5) business days prior to investor's execution of this Subscription Agreement. The Representative and RIA represent that it has not shown or given to the investor any material marked "RIA only," "For Financial Advisor Use Only" or otherwise bearing a legend denoting that it is not to be shared with or given to prospective investors.

The Representative and RIA hereby agree to, and shall, indemnify and hold harmless ARIS, its respective affiliates, and any trustees, officers, partners, employees or agents of the foregoing (collectively, "Apollo Affiliates"), against any and all direct or third-party claims, losses, damages, or liabilities, joint or several, including but not limited to any claims, losses, damages, or liabilities relating to or regarding the suitability of the investment for the investor, whether or not the investment was in the best interest of the investor, and/or any claims relating to statements made by the RIA to the investor with respect to the purchase of shares or otherwise with respect to ARIS (including any investigative, legal, and other costs and expenses reasonably incurred in connection with, and any amounts paid in settlement of any action, suit, proceeding, or legislative or regulatory inquiry) (collectively "Claims"), for which any of the Apollo Affiliates may become subject, to the extent that such Claims arise out of or are based upon: (i) the Representative or RIA's fraud, willful default, or negligence; or (ii) the Representative or RIA's (a) violation of applicable law or regulation, (b) misrepresentation to the investor(s), (c) breach of any warranty or representation of the Representative or RIA herein, or (d) failure to fulfill any covenant or agreement of the Representative or RIA contained herein. ARIS shall not indemnify or hold harmless the RIA or the Representative in any manner that would be inconsistent with the provisions to Article II.G. of the NASAA Statement of Policy Regarding Real Estate Investment Trusts ("REIT SOP"). In particular, ARIS shall not indemnify the RIA or the Representative for liabilities arising from or out of a violation of state or federal securities laws or conduct standards, unless one or more of the conditions set forth in Section II.G of the REIT SOP are met.

The Representative and RIA shall not be liable under the indemnification provisions of this Subscription Agreement with respect to a party or other person entitled to indemnification hereunder (the "Indemnified Party") unless such Indemnified Party shall have notified the Representative and RIA in writing within a reasonable time after notice giving information of the nature of the claim shall have been received by such Indemnified Party, but failure to notify the Representative or RIA of any such claim shall not relieve the Representative or RIA from any liability that it may have to the Indemnified Party against whom such claim is made, except to the extent that the failure to notify results in the failure of actual notice to the Representative or RIA and such indemnifying party is materially damaged by being unable effectively to defend such claim solely as a result of failure to give or delay in giving such notice. In case an action is brought directly against the Indemnified Party, or the Indemnified Party becomes directly involved in the action, the Representative or RIA will be entitled to participate, at their own expense, in the defense thereof. The Representative and RIA also shall be entitled to assume the defense thereof, with counsel satisfactory to the Indemnified Party in its reasonable judgment. After notice from the Representative or RIA to the Indemnified Party of the Representative's or RIA's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Representative or RIA will not be liable to such party under this Subscription Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, unless (i) the Representative or RIA and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the RIA and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between or among them. Neither the Representative nor the RIA shall be liable for any settlement of any proceeding effected without its written consent but

(9b)

INVESTMENT ADVISOR REPRESENTATIVE/ RIA INFORMATION
(Required information for sales made through an RIA. If the shares are being purchased directly through a broker dealer, please complete Section 9a instead.) (Continued)

if settled with such consent, the Representative and RIA agree to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement. The RIA may settle any Claim covered by indemnification hereunder, provided such settlement involves solely the payment of money and a complete and total release from said Claim. A successor by law of the Indemnified Parties shall be entitled to the benefits of the indemnification contained in this Subscription Agreement.

The RIA represents that it is properly licensed and presently registered as an investment Advisor under the Investment Advisers Act of 1940, as amended, and has complied with registration or notice filing requirements of the appropriate regulatory agency of each state in which the RIA has clients or is exempt from such registration requirements. The Representative and RIA represent that each is in compliance with all the applicable requirements imposed upon it under (a) the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations of the U.S. Securities and Exchange Commission ("SEC") promulgated under both such acts, (b) all applicable state securities laws and regulations as from time to time in effect, (c) any other state and federal laws and regulations applicable to the activities of the Representative or RIA pursuant to this Subscription Agreement, including without limitation the privacy standards and requirements of state and federal laws, including the Gramm-Leach-Bliley Act of 1999, and the laws governing money laundering abatement and anti-terrorist financing efforts, including the applicable rules of the SEC; and (d) this Subscription Agreement and the prospectus as amended and supplemented. The RIA agrees to comply with the record-keeping requirements imposed by federal and state laws, including those records related to suitability and to make the suitability records available to ARIS upon request.

The Representative and RIA represent that the investor meets the suitability and financial qualifications set forth in Section 8 of this Subscription Agreement and the prospectus, as amended and supplemented, and is a person who is eligible to purchase the applicable class of shares as described in the prospectus, as amended and supplemented. The Representative and RIA have reasonable grounds to believe that the purchase of shares by the investor is in compliance with applicable conduct standards and is a suitable and appropriate investment for such investor. In making this determination, the RIA has reasonable grounds to believe that the investor: (a) can reasonably benefit from an investment in ARIS based on the prospective investor's overall investment objectives and portfolio structure; (b) is able to bear the economic risk of the investment based on the prospective investor's overall financial situation; and (c) has apparent understanding of (1) the fundamental risks of the investment, (2) the risk that the investor may lose the entire investment, (3) the lack of liquidity of the shares, (4) the restrictions on transferability of the shares, (5) the tax consequences of the investment, and (6) the background and qualifications of ARIS's external advisor. The Representative and RIA have made this determination on the basis of information it has obtained from the investor, including at least the age, tax status, investment objectives, investment time horizon, investment experiences, income, net worth, financial situation and needs, liquidity needs, risk tolerance and other investments of the prospective investor, as well as any other pertinent factors. The Representative and RIA represent further that they have conducted, or have directed an agent or the account custodian to conduct on the RIA's behalf, all necessary due diligence and "know your customer" checks on the investor in order to comply with any and all applicable laws, rules, and regulations including, but not limited to, the USA Patriot Act of 2001, the Bank Secrecy Act, regulations or orders issued by the Office of Foreign Asset Control at the Department of the Treasury, and any other applicable anti-money laundering laws, rules, or regulations.

With respect to any use by the Representative and RIA of electronic delivery of the prospectus and Supplemental Information and electronic signature of the Subscription Agreement, the Representative and RIA represent and warrant that each will comply with (a) all applicable rules, regulations and guidelines issued by the SEC, the North American Securities Administrators Association, Inc. (NASAA) and individual state securities administrators and any other applicable laws or regulations and guidelines; and (b) the Electronic Signatures in the Global and National Commerce Act and the Uniform Electronic Transactions Act, to the extent applicable, as adopted in each applicable jurisdiction and any other applicable laws.

The undersigned represents that the shares will be purchased through the RIA listed above. RIA and ARIS acknowledge that if RIA and ARIS have executed an RIA Selling Agreement for the offering of shares of ARIS, then such agreement shall supersede any conflicting representations contained herein in this Section 9b.

THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS HEREUNDER SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND.

INVESTMENT ADVISOR REPRESENTATIVE SIGNATURE ____________________

DATE ________

PRINCIPAL OR OTHER RIA AUTHORIZED SIGNATORY SIGNATURE

(if required by RIA) ____________________

(10) MISCELLANEOUS

If investors participating in the Distribution Reinvestment Plan or making subsequent purchases of Shares of Apollo Realty Income Solutions, Inc. experience a material adverse change in their financial condition or can no longer make the representations or warranties set forth in Section 8 above, they are asked to promptly notify Apollo Realty Income Solutions, Inc. and the investor's Broker-Dealer or RIA, as applicable, in writing. The Broker-Dealer or RIA, as applicable, may notify Apollo Realty Income Solutions, Inc. if an investor participating in the Distribution Reinvestment Plan can no longer make the representations or warranties set forth in Section 8 above, and Apollo Realty Income Solutions, Inc. may rely on such notification to terminate such investor's participation in the Distribution Reinvestment Plan.

No sale of Shares may be completed until at least five business days after you receive the final Prospectus. To be accepted, a subscription request must be made with a completed and executed Subscription Agreement in good order and payment of the full purchase price at least five business prior to the first business day of the month (unless waived). You will receive a written confirmation of your purchase.

All items on the Subscription Agreement must be completed in order for your subscription to be processed. Subscribers are encouraged to read the Prospectus in its entirety for a complete explanation of an investment in the Shares of Apollo Realty Income Solutions, Inc.

Return the completed Subscription Agreement to:

Regular Mail To:
Apollo Realty Income Solutions, Inc.
PO Box 219049
Kansas City, MO 64121

Overnight To:
Apollo Realty Income Solutions, Inc.
801 Pennsylvania Ave, Suite 219049
Kansas City, MO 64105-1307

Email To:
arisapollo@sscinc.com

Apollo Realty Income Solutions, Inc. Investor Relations: (888) 926-2688